                               State of Delaware

                        Office of the Secretary of State

                        --------------------------------



            I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE,

       DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE

       CERTIFICATE OF INCORPORATION OF "WALL STREET RECORDS INC.", FILED IN

       THIS OFFICE ON THE SIXTEENTH DAY OF JANUARY, A.D. 1998, AT 9 O'CLOCK A.M.











                                [GRAPHIC OMITTED]

                                          /s/Edward J. Freel, Secretary of State
                                          --------------------------------------

2847653   8100                            AUTHENTICATION:   8874205

981020725                                            DATE:   01-20-98

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/16/1998
                                                          981020725 - 2847653



                          CERTIFICATE OF INCORPORATION

                                       OF

                            WALL STREET RECORDS INC.


     The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:


     FIRST: The name of the corporation is Wall Street Records Inc.

     SECOND: The address of the initial registered and principal office of the Corporation in this state is c/o United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

     FOURTH: (a) The corporation shall be authorized to issue the following shares:

    Class                      Number of Shares                  Par Value
    -----                      ----------------                  ---------

    Common Stock               50,000,000                        $.001
    Preferred Stock             5,000,000                        $.001

     (b) The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the voting powers, full or limited or no voting powers, and such designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock (including, without limitation, liquidation preferences, dividend rates, conversion rights and redemption provisions), and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the Delaware General Corporation Law.

     FIFTH: The name and address of the incorporator are as follows: Rachel S. Lerner, Parker Duryee Rosoff & Haft, 529 Fifth Avenue, 8th Floor, New York, New York 10017.

     SIXTH: a) The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation law, as amended, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     b) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     c) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that said law permitted this Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that, except as provided in paragraph d) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in the Paragraph SIXTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph SIXTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     d) If a claim under sub-paragraph (c) of this Paragraph SIXTH is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Paragraph SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     f) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     g) The Corporation's obligation, if any, to indemnify any person who was or is serving as a director, officer, employee, or agent of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

     h) Any repeal or modification of the foregoing provisions of this Paragraph SIXTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

     SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify. Each person who serves as a director of the Corporation while this Paragraph SEVENTH is in effect shall be deemed to be doing so in reliance on the provisions of this Paragraph SEVENTH, and neither the amendment or repeal of this Paragraph SEVENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Paragraph SEVENTH, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistant provision. The provisions of this Paragraph SEVENTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     TENTH: The Board of Directors is authorized to adopt, amend, or repeal the By-laws of the Corporation except as and to the extent provided in the By-laws.

     IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this 16th day of January, 1998.



                                          /s/Rachel S. Lerner
                                          --------------------------------------
                                             Rachel S. Lerner, Incorporator

                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------





     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP,

WHICH MERGES: "OPELL INC.", A NEVADA CORPORATION, WITH AND INTO "WALL STREET

RECORDS INC." UNDER THE NAME OF "WALL STREET RECORDS INC.", A CORPORATION

ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND

FILED IN THIS OFFICE THE TWENTY-THIRD DAY OF JANUARY, A.D. 1998, AT 9 O'CLOCK

A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY

RECORDER OF DEEDS.







                                [GRAPHIC OMITTED]

                                          /s/Edward J. Freel, Secretary of State
                                          --------------------------------------

2847653   8100M                            AUTHENTICATION:   8887461

981029160                                            DATE:   01-27-98

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/23/1998
                                                          981029160 - 2847653


                      CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                                   OPELL INC.

                                       BY

                            WALL STREET RECORDS INC.



                         Pursuant to Section 253 of the

                General Corporation Law of the State of Delaware


     Opell Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation")


     DOES HEREBY CERTIFY:


     FIRST: That it was organized pursuant to the provisions of the Nevada General Corporation Law, on the 20th day of January, 1995.

     SECOND: That it owns all of the outstanding shares of the capital stock of Wall Street Records Inc. ("Wall Street"), a corporation organized pursuant to the provisions of the General Corporation Law of the State of Delaware, on the 16th day of January, 1998.

     THIRD: That its Board of Directors, pursuant to a unanimous written consent as of the 20th day of January 1998, determined to merge the Corporation with Wall Street pursuant to a certain Agreement and Plan of Merger (the "Merger Agreement") and did adopt the following resolutions:

           RESOLVED, that the officers of the Corporation be, and each hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to form a wholly-owned subsidiary of the Corporation, which subsidiary shall be incorporated in the state of Delaware under the name of Wall Street Records Inc.(the "Subsidiary"):

           RESOLVED, that the officers of the Corporation be, and each hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to enter into the Merger Agreement, pursuant to which the Corporation shall be merged with and into the Subsidiary and the Subsidiary shall be the surviving corporation;

           RESOLVED, the shares shall be distributed pro rata of the Surviving Corporation to holders of the stock of Parent Corporation upon the surrender of any certificate, therefore.

           RESOLVED, that the officers of the Corporation be, and each hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to submit the Merger Agreement to the Corporation's stockholders for approval in accordance with the Nevada General Corporation Law,

           RESOLVED, that the officers of the Corporation be, and each hereby is authorized, empowered and directed, in the name and on behalf of the Corporation as the sole stockholder of the Subsidiary, to approve the Merger Agreement in accordance with the Delaware General Corporation Law;

           RESOLVED, that the officers of the Corporation be, and each hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to file with the State of Delaware and the State of Nevada all necessary documents to reflect the transactions contemplated by the Merger Agreement and

           RESOLVED, that the officers of the Corporation be, and each hereby is, authorized, empowered and directed to take all such action and to do such things as may be necessary or advisable or convenient and proper to effectuate the foregoing resolutions and the intent and purposes thereof.


     FOURTH. That the merger has been adopted, approved, certified, executed and acknowledged by the Board of Directors and the shareholders of the Corporation, in accordance with the laws of the State of Nevada.

     IN WITNESS WHEREOF, this Certificate of Ownership and Merger is hereby executed on this 20th day of January, 1998.



                                   OPELL INC.


                                   By: /s/Joseph Marrone
                                       -----------------------------------------
                                       Joseph Marrone, President


                                   WALL STREET RECORDS INC.


                                   By: /s/Joseph Marrone
                                       -----------------------------------------
                                       Joseph Marrone, President

                               State of Delaware

                        Office of the Secretary of State

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT

OF "WALL STREET RECORDS INC.", CHANGING ITS NAME FROM "WALL STREET RECORDS INC."

TO "ANTRA HOLDINGS GROUP, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF

APRIL, A.D. 1998, at 9 O'CLOCK A.M.








                                [GRAPHIC OMITTED]

                                          /s/Edward J. Freel
                                          --------------------------------------
                                             Edward J. Freel, Secretary of State


2847653   8100                            AUTHENTICATION:   9871653

991295041                                            DATE:   07-19-99

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/17/1998
  981147914 - 2847653




                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           WALL STREET RECORDS, INC.


     The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

     FIRST:  The name of the corporation is:

             WALL STREET RECORDS, INC.

     SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

      Paragraph FIRST of the Certificate of Incorporation, relating to the name of the corporation, is hereby amended to read as follows:

             "FIRST: The name of the corporation is:

                     Antra Holdings Group, Inc."


     THIRD: The amendment effected herein was authorized by the consent in writing, setting forth the action so taken, signed by the holders of at least a majority of the outstanding shares entitled to vote thereon, and due notice so taken will be given to those shareholders who have not consented in writing pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 16th day of April, 1998.





                                             By: /s/ Joseph M. Marrone, Jr.
                                                 -------------------------------
                                             Name: Joseph M. Marrone, Jr.
                                                   -----------------------------
                                             Title: CEO/Chairman
                                                    ----------------------------